Exhibit B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85132 of Safeway Inc. on Form S-8 of our report dated June 27, 2008, appearing in this Annual Report on Form 11-K of the Safeway 401(k) Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

San Francisco, California

June 27, 2008